FOR IMMEDIATE RELEASE
                                  January 26, 2005

  NORFOLK SOUTHERN REPORTS RECORD INCOME FOR FOURTH QUARTER AND 2004

For fourth quarter 2004:
* Railway operating revenues increased 16 percent to a record
  $1.9 billion.
* Income from railway operations was a fourth-quarter record
  $462 million.
* Net income was a fourth-quarter record $264 million or $0.65 per diluted share.

For 2004:
* Railway operating revenues increased 13 percent to a record
  $7.3 billion.
* Income from railway operations was a record $1.7 billion.
* Net income was a record $923 million or $2.31 per diluted share.

NORFOLK, VA - Norfolk Southern Corporation (NYSE: NSC) today reported record fourth-quarter net income of $264 million or $0.65 per diluted share, compared with $52 million or $0.13 per diluted share for fourth-quarter 2003. Fourth-quarter 2003 was affected by costs related to a voluntary separation program and an asset impairment charge that together reduced the quarter's net income by $119 million or $0.30 per share. Excluding the effects of those items, fourth-quarter 2003 net income would have been $171 million or $0.43 per diluted share.

	Net income for 2004 was a record $923 million or $2.31 per diluted share, including a third-quarter noncash gain of $53 million or $0.13 per diluted share from the Conrail corporate reorganization. Excluding the noncash gain, 2004 net income would have been $870 million or $2.18 per diluted share, compared with net income of $535 million or $1.37 per diluted share for 2003.

	"In practically every way, 2004 was a record year for Norfolk Southern," said David R. Goode, chairman and chief executive officer. "We topped $7 billion in revenue for the first time in our history, and all of our major business sectors set revenue records. The full-year operating ratio of 76.7 percent was substantially better than the prior year. Norfolk Southern people responded admirably to the challenge of high demands for service. Our investments in people, systems and infrastructure to prepare for business opportunities paid off in 2004," Goode said.

     Railway operating revenues and income from railway operations each set fourth-quarter and full-year records. Railway operating revenues were $1.9 billion for the fourth quarter, an increase of 16 percent over fourth-quarter 2003, and $7.3 billion for 2004, an increase of 13 percent compared with 2003 results. Coal, general merchandise and intermodal traffic all set revenue records for the quarter and year. Intermodal set volume records as well for the quarter and year and reported the biggest revenue increases compared with 2003, 32 percent to $441 million for the fourth quarter, and 24 percent to $1.5 billion for 2004.

     General merchandise revenues totaled $1 billion in the fourth quarter, up 10 percent over fourth quarter 2003, and $4 billion for 2004, a 9 percent increase compared with 2003. All merchandise commodities except automotive posted record revenue for the year, and agriculture and metals and construction set carload records for 2004. Total general merchandise carloads set a fourth-quarter record.

     Coal revenue increased 19 percent in the fourth quarter over fourth-quarter 2003 to $459 million. For 2004, coal revenue increased 15 percent compared with 2003 to $1.7 billion.

     Income from railway operations was $462 million for the quarter and $1.7 billion for 2004, up 40 percent for the quarter and 45 percent for the year compared with results for 2003, excluding the separation charge. Income from railway operations for 2003 was $224 million for the fourth quarter and $1.1 billion for the year. Excluding the $107 million charge for the separation program, income from railway operations for 2003 would have been $331 million in the fourth quarter and $1.2 billion for the year.

     The fourth-quarter and full-year operating ratios were the best since 1998. The fourth-quarter ratio of 76.3 percent was an improvement of 4 percentage points compared with the fourth-quarter 2003 operating ratio, excluding the separation charge. For 2004, the operating ratio was 76.7, 5.2 percentage points better than 2003, excluding the voluntary separation charge. The operating ratios in 2003 were 86.6 percent in the fourth quarter and 83.5 percent for the year. Excluding the $107 million separation charge, which added 6.3 percentage points to the fourth-quarter ratio and 1.6 percentage points to the year, the 2003 operating ratios would have been 80.3 percent for the fourth quarter and 81.9 percent for the year.

	Norfolk Southern Corporation is one of the nation's premier transportation companies. Its Norfolk Southern Railway subsidiary operates 21,500 route miles in 22 states, the District of Columbia and Ontario, Canada, serving every major container port in the eastern United States and providing superior connections to western rail carriers. NS operates the most extensive intermodal network in the East and is North America's largest rail carrier of automotive parts and finished vehicles.

                                  ###

For further information contact:
	(Media) Bob Fort, 757-629-2710 (rcfort@nscorp.com)
	(Investors) Leanne Marilley, 757-629-2861
			(Leanne.Marilley@nscorp.com)






	_______________________________________________________________


                Norfolk Southern Corporation and Subsidiaries
                      Consolidated Statements of Income
                                (Unaudited)
                       ($ millions except per share)


                                                   Three Months Ended
                                                        Dec. 31,
                                                   ------------------
                                                    2004        2003
                                                    ----        ----
Railway operating revenues:
  Coal                                           $    459    $    385
  General merchandise                               1,049         956
  Intermodal                                          441         335
                                                  -------     -------
    TOTAL RAILWAY OPERATING REVENUES                1,949       1,676
                                                  -------     -------

Railway operating expenses:
  Compensation and benefits (note 2)                  592         683
  Materials, services and rents                       436         344
  Conrail rents and services (note 1)                  37         105
  Depreciation (note 1)                               189         129
  Diesel fuel                                         138          97
  Casualties and other claims                          42          39
  Other                                                53          55
                                                  -------     -------
    TOTAL RAILWAY OPERATING EXPENSES                1,487       1,452
                                                  -------     -------

     Income from railway operations                   462         224

Other income - net (note 3)                            39         (38)
Interest expense on debt                             (126)       (124)
                                                  -------     -------
     Income before income taxes                       375          62

Provision (benefit) for income taxes:
  Current                                              23          (6)
  Deferred                                             88          16
                                                  -------     -------
    Total income taxes                                111          10
                                                  -------     -------
    NET INCOME                                   $    264    $     52
                                                  =======     =======

Earnings per share:
  Basic                                          $   0.66    $   0.13
  Diluted                                        $   0.65    $   0.13

Average shares outstanding (000's)                398,723     390,357

See notes to consolidated financial statements.

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                Norfolk Southern Corporation and Subsidiaries
                      Consolidated Statements of Income
                                (Unaudited)
                       ($ millions except per share)

                                                       Years Ended
                                                         Dec. 31,
                                                    -----------------
                                                    2004         2003
                                                    ----         ----
Railway operating revenues:
  Coal                                           $  1,728    $  1,500
  General merchandise                               4,047       3,729
  Intermodal                                        1,537       1,239
                                                  -------     -------
    TOTAL RAILWAY OPERATING REVENUES                7,312       6,468
                                                  -------     -------

Railway operating expenses:
  Compensation and benefits (note 2)                2,272       2,275
  Materials, services and rents                     1,601       1,427
  Conrail rents and services (note 1)                 319         419
  Depreciation (note 1)                               598         513
  Diesel fuel                                         449         380
  Casualties and other claims                         151         181
  Other                                               220         209
                                                  -------     -------
    TOTAL RAILWAY OPERATING EXPENSES                5,610       5,404
                                                  -------     -------

     Income from railway operations                 1,702       1,064

Other income - net (notes 1 and 3)                     89          19
Interest expense on debt                             (489)       (497)
                                                  -------     -------
     Income from continuing operations before
      income taxes and accounting changes           1,302         586


Provision for income taxes:
  Current                                             179          43
  Deferred                                            200         132
                                                  -------     -------
    Total income taxes                                379         175
                                                  -------     -------

     Income from continuing operations
      before accounting changes                       923         411

Discontinued operations - taxes on sale
 of motor carrier (note 4)                             --          10

Cumulative effect of changes in accounting
 principles, net of taxes (note 5)                     --         114
                                                  -------     -------

    NET INCOME                                   $    923    $    535
                                                  =======     =======

Earnings per share:
  Income from continuing operations before
   accounting changes
     Basic                                       $   2.34    $   1.05
     Diluted                                     $   2.31    $   1.05
  Net Income
     Basic                                       $   2.34    $   1.37
     Diluted                                     $   2.31    $   1.37

Average shares outstanding (000's)                394,201     389,788

See notes to consolidated financial statements.

---------------------------------------------------------------------
              Norfolk Southern Corporation and Subsidiaries
                       Consolidated Balance Sheets
                              (Unaudited)
                              ($ millions)

                                               Dec. 31,       Dec. 31,
                                               -------        -------
                                                2004            2003
                                                ----            ----
ASSETS
Current assets:
  Cash and cash equivalents                 $    579         $    284
  Short-term investments                          90                2
  Accounts receivable - net                      767              695
  Materials and supplies                         104               92
  Deferred income taxes                          187              189
  Other current assets                           240              163
                                             -------          -------
    Total current assets                       1,967            1,425

  Investment in Conrail (note 1)                 805            6,259

  Properties less accumulated
    depreciation (note 1)                     20,526           11,779

  Other assets                                 1,452            1,133
                                             -------          -------
    TOTAL ASSETS                            $ 24,570         $ 20,596
                                             =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                          $  1,012         $    948
  Income and other taxes                         210              199
  Due to Conrail                                  78               81
  Other current liabilities                      239              213
  Current maturities of long-term debt           662              360
                                             -------          -------
    Total current liabilities                  2,201            1,801

Long-term debt (note 1)                        6,863            6,800

Other liabilities                              1,146            1,080

Due to Conrail (note 1)                           --              716

Deferred income taxes (note 1)                 6,550            3,223
                                             -------          -------
    TOTAL LIABILITIES                         16,760           13,620
                                             -------          -------
Stockholders' equity:
  Common stock $1.00 per share par value         421              412
  Additional paid-in capital                     728              521
  Unearned restricted stock                       (8)              (5)
  Accumulated other comprehensive loss           (24)             (44)
  Retained income                              6,893            6,112
                                             -------          -------
                                               8,010            6,996
  Less treasury stock at cost,
   20,907,125 shares and
   21,016,125 shares, respectively               (20)             (20)
                                             -------          -------
    TOTAL STOCKHOLDERS' EQUITY                 7,990            6,976
                                             -------          -------
    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                   $ 24,750         $ 20,596
                                             =======          =======
See notes to consolidated financial statements.

----------------------------------------------------------------
              Norfolk Southern Corporation and Subsidiaries
                  Consolidated Statements of Cash Flows
                              (Unaudited)
                              ($ millions)


                                                      Years Ended Dec. 31,
                                                   -----------------------
                                                      2004           2003
                                                      ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                        $  923         $  535
  Reconciliation of net income to
   net cash provided by operating activities:
    Net cumulative effect of changes in
     accounting principles (note 5)                     --           (114)
    Depreciation                                       609            528
    Deferred income taxes                              200            132
    Equity in earnings of Conrail                      (54)           (58)
    Gain on Conrail corporate reorganization (note 1)  (53)            --
    Gains on properties and investments                (46)           (45)
    Income from discontinued operations (note 4)        --            (10)
    Changes in assets and liabilities
     affecting operations:
       Accounts receivable                             (71)           (12)
       Materials and supplies                          (12)             5
       Other current assets                            (18)            (4)
       Current liabilities other than debt             126            (25)
       Other - net                                      57            122
                                                   -------        -------
        Net cash provided by operating activities    1,661          1,054

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions                                (1,041)          (720)
  Property sales and other transactions                 75             78
  Investments, including short-term                   (228)          (106)
  Investment sales and other transactions               61            108
                                                   -------        -------
        Net cash used for investing activities      (1,133)          (640)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends                                           (142)          (117)
  Common stock issued - net                            162             13
  Redemption of minority interest                       --            (43)
  Proceeds from borrowings (note 6)                    202            261
  Debt repayments                                     (455)          (428)
                                                   -------        -------
        Net cash used for financing activities        (233)          (314)
                                                   -------        -------
        Net increase in cash and
          cash equivalents                             295            100

CASH AND CASH EQUIVALENTS:
  At beginning of year                                 284            184
                                                   -------        -------
  At end of year                                  $    579       $    284
                                                   =======        =======

SUPPLEMENTAL DISCLOSURES OF CASH-FLOW
 INFORMATION
  Cash paid during the period for:
    Interest (net of amounts capitalized)         $    483        $   510
    Income taxes                                  $    146        $    93

See notes to consolidated financial statements.

--------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.    CONRAIL CORPORATE REORGANIZATION -
      On August 27, 2004, NS, CSX and Conrail completed a corporate reorganization of Conrail that resulted in the direct ownership and control by Norfolk Southern Railway Company (NSR) of routes and assets that had previously been operated by NSR under operating and lease agreements with a Conrail subsidiary. As a part of the reorganization, NSR issued new unsecured debt obligations, which were exchanged for unsecured debt obligations of Consolidated Rail Corporation (CRC), a Conrail subsidiary. In addition, NSR entered into new lease and sublease arrangements with CRC to support CRC's secured debt and lease obligations, and the long-term note due to Conrail was eliminated. The reorganization did not affect the Shared Assets Areas, which continue to be owned and operated by CRC, and are reflected in NS' remaining Investment in Conrail as shown in the Consolidated Balance Sheet.

      This distribution was accounted for at fair value, resulting in a net gain of $53 million, which is included in Other income - net in the Consolidated Statement of Income for the year. The gain increased
	net income by $53 million, or 13 cents per share (basic and diluted).

2.	VOLUNTARY SEPARATION PROGRAM IN 2003 -
	Fourth-quarter 2003 results included $107 million of costs related to a voluntary separation program, which reduced net income by $66 million, or 17 cents per share (basic and diluted).

3.	ASSET IMPAIRMENT IN 2003 -
	Fourth-quarter 2003 results included an $84 million non-cash reduction in the carrying value of certain telecommunications assets to recognize their impaired value. This charge reduced net income by $53 million, or 13 cents per share (basic and diluted).

4.	DISCONTINUED OPERATIONS IN 2003 -
	First-quarter 2003 results included an additional after-tax gain of $10 million, or 3 cents per share (basic and diluted), related to the 1998 sale of NS' motor carrier subsidiary, North American
      Van Lines, Inc. This non-cash gain resulted from the resolution of tax issues related to the transaction.

5.	CHANGES IN ACCOUNTING PRINCIPLES IN 2003 -
	NS adopted Financial Accounting Standards Board (FASB) Statement No. 143, "Accounting for Asset Retirement Obligations" (SFAS No.
      143), effective Jan. 1, 2003, and recorded a $110 million net adjustment ($182 million before taxes) for the cumulative effect of this change in accounting on years prior to 2003. Pursuant to SFAS No. 143, the cost to remove crossties must be recorded as an expense when incurred; previously these removal costs were accrued as a component of depreciation.

      NS also adopted FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN No. 46), effective Jan. 1, 2003, and recorded a $4 million net adjustment ($6 million before taxes) for the cumulative effect of this change in accounting on years prior to 2003. Pursuant to FIN No. 46, NS has consolidated a special-purpose entity that leases certain locomotives to NS.

      The cumulative effect of the changes amounted to $114 million, or 29 cents per share (basic and diluted).

6.	PAYMENTS TO CONRAIL -
	Payments made to Conrail in accordance with the operating and lease agreements in place before the Conrail corporate reorganization
      (see note 1) reduce NS' "Net cash provided by operating activities." A significant portion of these payments was borrowed back from a Conrail subsidiary. The net borrowings are included in NS' "Net cash used for financing activities" and totaled $118 million in 2004 and $203 million in 2003.